Filed Pursuant to Rule 424(b)(2)

Registration No. 333-221324

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated January 22, 2019

PRICING SUPPLEMENT No. 227 dated January   , 2019

(To Market Measure Supplement dated May 18, 2018,

Prospectus Supplement dated January 24, 2018

and Prospectus dated April 27, 2018)

Wells Fargo & Company Medium-Term Notes, Series S Equity Index and ETF Linked Securities

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

■	Linked to the lowest performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF (each referred to as a “Market Measure”)
■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than or less than the original offering price of the securities, depending on the performance of the lowest performing Market Measure. The lowest performing Market Measure is the Market Measure that has the lowest market measure performance (i.e., the lowest percentage change from its starting value to its ending value). The maturity payment amount will reflect the following terms:
■ If the value of the lowest performing Market Measure increases (regardless of the extent of that increase) or if the value of the Market Measure decreases but the decrease is not more than 20%, you will receive the original offering price plus a contingent fixed return of at least 19.00% (to be determined on the pricing date) of the original offering price
■ If the value of the lowest performing Market Measure decreases by more than 20%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the value of the lowest performing Market Measure in excess of 20%
■	Investors may lose up to 80% of the original offering price
■	Any positive return on the securities at maturity will be limited to the contingent fixed return, even if the ending value of the lowest performing Market Measure significantly exceeds its starting value; you will not participate in any appreciation of the lowest performing Market Measure beyond the contingent fixed return
■	Your return on the securities will depend solely on the performance of the lowest performing Market Measure. You will not benefit in any way from the performance of the better performing Market Measures. Therefore, you will be adversely affected if any Market Measure performs poorly, even if the other Market Measures perform favorably
■	All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue the shares of any Fund or the securities included in any Index for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $986.82 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $966.82 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-11.

The securities are unsecured obligations of Wells Fargo & Company, and all payments on the securities are subject to the credit risk of Wells Fargo & Company. If Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$4.00	$996.00
Total

(1)  Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Terms of the Securities

Issuer:	Wells Fargo & Company (“Wells Fargo”).
Market Measures:	The Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF (each referred to as a “Market Measure,” and collectively as the “Market Measures”). The Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index are sometimes referred to herein as an “Index” and collectively as the “Indices”and the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF are sometimes referred to herein as a “Fund” and collectively as the “Funds”
Pricing Date:	January 22, 2019.* The starting value of each Market Measure was set on January 18, 2019.
Issue Date:	January 25, 2019.* (T+3)
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•

if the ending value of the lowest performing Market Measure is greater than or equal to its threshold value: $1,000 plus the contingent fixed return; or

•

if the ending value of the lowest performing Market Measure is less than its threshold value: $1,000 plus:

[$1,000 × (market measure performance of lowest performing Market Measure + buffer amount)]

If the ending value of the lowest performing Market Measure is less than its threshold value, you will receive less, and possibly 80% less, than the original offering price of your securities at maturity.
All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.
Stated Maturity Date:	January 27, 2021*. If the calculation day is postponed, the stated maturity date will be the later of (i) January 27, 2021* and (ii) three business days after the last calculation day as postponed. See “—Calculation Day” and “Additional Terms of the Securities—Market Disruption Events” for information about the circumstances that may result in a postponement of the calculation day. If the stated maturity date is not a business day, the payment required to be made on the securities on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to redemption by Wells Fargo or repayment at the option of any holder of the securities prior to the stated maturity date.
Lowest Performing Market Measure:	The “lowest performing Market Measure” will be the Market Measure with the lowest market measure performance as measured from its starting value to its ending value.
Market Measure Performance:	With respect to a Market Measure, the percentage change from its starting value to its ending value, measured as follows: ending value – starting value starting value
Closing Value:	With respect to an Index on any trading day, its closing level on that trading day; and with respect to a Fund on any trading day, its fund closing price on that trading day.

PRS-2

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Closing Level:	With respect to each Index, the “closing level” of that Index on any trading day means the official closing level of that Index reported by the relevant index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “Additional Terms of the Securities—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index.”
Fund Closing Price:	With respect to a Fund, the “fund closing price” on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.
Closing Price:	The “closing price” for one share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Fund (or any such other security) is listed or admitted to trading.
Adjustment Factor:	The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.
Starting Value:

With respect to the Russell 2000 Index: 1482.501, its closing value on January 18, 2019.

With respect to the S&P 500 Index: 2670.71, its closing value on January 18, 2019.

With respect to the EURO STOXX 50 Index: 3134.92, its closing value on January 18, 2019.

With respect to the iShares MSCI EAFE ETF: $62.08, its closing value on January 18, 2019.

With respect to the iShares MSCI Emerging Markets ETF: $41.55, its closing value on January 18, 2019.

The starting value of each Market Measure is not the closing value of such Market Measure on the pricing date.

Ending Value:	The “ending value” of a Market Measure will be its closing value on the calculation day.
Contingent Fixed Return:	The “contingent fixed return” will be determined on the pricing date and will be at least 19.00% of the original offering price per security (at least $190.00 per security). As a result of the contingent fixed return, any positive return on the securities at maturity will be limited to 19.00% of the original offering price of the securities (assuming the contingent fixed return determined on the pricing date is equal to the minimum contingent fixed return).
Threshold Value:

With respect to the Russell 2000 Index: 1186.0008, which is equal to 80% of its starting value.

With respect to the S&P 500 Index: 2136.568, which is equal to 80% of its starting value.

With respect to the EURO STOXX 50 Index: 2507.936, which is equal to 80% of its starting value.

With respect to the iShares MSCI EAFE ETF: $49.664, which is equal to 80% of its starting value.

With respect to the iShares MSCI Emerging Markets ETF: $33.24, which is equal to 80% of its starting value.

Buffer Amount:	20%
Calculation Day:	January 22, 2021*. If such day is not a trading day with respect to any Market Measure, the calculation day for each Market Measure will be postponed to the next succeeding day that is a trading day with respect to each Market Measure. The calculation day for a Market Measure is also subject to postponement due to the occurrence of a market disruption event with respect to such Market Measure. See “Additional Terms of the Securities—Market Disruption Events.”

________________________
*	To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-3

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Calculation Agent:	Wells Fargo Securities, LLC
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”
Agent:	Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $4.00 per security. The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount or concession received in connection with the sale of the securities to you.
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001BCE2

PRS-4

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the market measure supplement dated May 18, 2018, the prospectus supplement dated January 24, 2018 and the prospectus dated April 27, 2018 for additional information about the securities. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 3, 2017, or to any sections therein, should refer instead to the accompanying prospectus dated April 27, 2018 or to the corresponding sections of such prospectus, as applicable. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated May 18, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518167616/d593569d424b2.htm

•	Prospectus Supplement dated January 24, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518018256/d466041d424b2.htm

•	Prospectus dated April 27, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518136909/d557983d424b2.htm

PRS-5

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Estimated Value of the Securities

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging

PRS-6

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-7

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Investor Considerations

We have designed the securities for investors who:

■	seek a contingent fixed return at maturity of at least 19.00% (to be determined on the pricing date) of the original offering price if the ending value of the lowest performing Market Measure is greater than its starting value or is not less than its starting value by more than 20%;
■	desire to limit downside exposure to the lowest performing Market Measure through the 20% buffer;
■	understand that if the ending value of the lowest performing Market Measure is less than its starting value by more than 20%, they will receive less, and possibly 80% less, than the original offering price per security at maturity;
■	understand that if the ending value of the lowest performing Market Measure is greater than its starting value, the return they will receive at maturity will be limited to the contingent fixed return, regardless of the extent to which the ending value of the lowest performing Market Measure exceeds its starting value;
■	understand that the return on the securities will depend solely on the performance of the lowest performing Market Measure and that they will not benefit in any way from the performance of the better performing Market Measures;
■	understand that the securities are riskier than alternative investments linked to only one of the Market Measures or linked to a basket composed of each Market Measure;
■	understand and are willing to accept the full downside risks of each Market Measure;
■	are willing to forgo interest payments on the securities and dividends on shares of the Funds and on the securities included in the Indices; and
■	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
■	are unwilling to accept the risk that the ending value of the lowest performing Market Measure may decrease by more than 20% from its starting value;
■	seek full exposure to the upside performance of the lowest performing Market Measure;
■	seek a greater contingent fixed return at maturity;
■	seek full return of the original offering price of the securities at stated maturity;
■	seek exposure to a basket composed of each Market Measure or a similar investment in which the overall return is based on a blend of the performances of the Market Measures, rather than solely on the lowest performing Market Measure;
■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;
■	seek current income;
■	are unwilling to accept the risk of exposure to equity markets, including the United States equity market, the Eurozone equity market, foreign developed equity markets and foreign emerging equity markets;
■	seek exposure to the Market Measures but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;
■	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Market Measures generally, or to the exposure to the lowest performing Market Measure that the securities provide specifically; or
■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-8

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Market Measure is the lowest performing Market Measure. The lowest performing Market Measure is the Market Measure with the lowest market measure performance.

Step 2: Calculate the maturity payment amount based on the market measure performance of the lowest performing Market Measure, as follows:

PRS-9

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Hypothetical Payout Profile

The following profile illustrates a range of hypothetical returns on the securities at maturity for a range of hypothetical market measure performances of the lowest performing Market Measure, assuming a hypothetical contingent fixed return of 19.00% or $190.00 per security (the minimum contingent fixed return that may be determined on the pricing date). This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual market measure performance of the lowest performing Market Measure, the actual contingent fixed return and whether you hold your securities to maturity. The performance of the better performing Market Measures is not relevant to your return on the securities.

PRS-10

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The indices underlying the Funds are sometimes referred to collectively as the “fund underlying indices” and individually as a “fund underlying index.”

If The Ending Value Of The Lowest Performing Market Measure Is Less Than Its Threshold Value, You Will Receive Less, And Possibly 80% Less, Than The Original Offering Price Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending value of the lowest performing Market Measure relative to its starting value and the other terms of the securities. Because the value of the lowest performing Market Measure will be subject to market fluctuations, the maturity payment amount you receive may be more or less, and possibly significantly less, than the original offering price of your securities.

If the ending value of the lowest performing Market Measure is less than its threshold value, the maturity payment amount that you receive at maturity will be reduced by an amount equal to the decline in the value of the lowest performing Market Measure from its threshold value (expressed as a percentage of its starting value). The threshold value for each Market Measure is 80% of its starting value. As a result, you may receive less, and possibly 80% less, than the original offering price per security at maturity even if the value of the lowest performing Market Measure is greater than or equal to its starting value or its threshold value at certain times during the term of the securities.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

The Potential Return On The Securities Is Limited To The Contingent Fixed Return.

The potential return on the securities is limited to the contingent fixed return, regardless of how significantly the ending value of the lowest performing Market Measure exceeds its starting value. The lowest performing Market Measure could appreciate from the pricing date through the calculation day by significantly more than the percentage represented by the contingent fixed return, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the lowest performing Market Measure. In addition, you will not receive the value of dividends and other distributions paid on the shares of the Funds or the dividends and other payments paid on the securities included in the Index.

The Securities Are Subject To The Full Risks Of Each Market Measure And Will Be Negatively Affected If Any Market Measure Performs Poorly, Even If The Other Market Measures Perform Favorably.

You are subject to the full risks of each Market Measure. If any Market Measure performs poorly, you will be negatively affected, even if the other Market Measures perform favorably. The securities are not linked to a basket composed of the Market Measures, where the better performance of some Market Measures could offset the poor performance of the other Market Measures. Instead, you are subject to the full risks of whichever Market Measure is the lowest performing Market Measure. As a result, the securities are riskier than an alternative investment linked to only one of the Market Measures or linked to a basket composed of each Market Measure. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Market Measure.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Market Measure, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Market Measures.

Your return on the securities will depend solely on the performance of the lowest performing Market Measure. Although it is necessary for each Market Measure to close above its respective threshold value in order for you to be repaid the original offering price of your securities at maturity, you will not benefit in any way from the performance of the better performing Market Measures. The securities may underperform an alternative investment linked to a basket composed of the Market Measures, since in such case the performance of the better performing Market Measures would be blended with the performance of the lowest performing Market Measure, resulting in a better return than the return of the lowest performing Market Measure alone.

PRS-11

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

You Will Be Subject To Risks Resulting From The Relationship Among The Market Measures.

It is preferable from your perspective for the Market Measures to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Market Measures will not exhibit this relationship. The less correlated the Market Measures, the more likely it is that any one of the Market Measures will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Market Measures to perform poorly; the performance of the better performing Market Measures is not relevant to your return on the securities. It is impossible to predict what the relationship among the Market Measures will be over the term of the securities. Each Market Measure represents a different equity market. The Russell 2000 Index represents the small capitalization segment of the United States equity market, the S&P 500 Index represents the large capitalization segment of the United States equity market, the EURO STOXX 50 Index represents the Eurozone equity market, the iShares MSCI EAFE ETF represents developed equity markets, excluding the United States and Canada and the iShares MSCI Emerging Markets ETF represents foreign emerging equity markets. These different equity markets may not perform similarly over the term of the securities.

A Higher Contingent Fixed Return Is Associated With Greater Risk.

The securities offer the potential to receive a contingent fixed return that reflects a per annum rate that is higher than the fixed rate we would pay on conventional debt securities of the same maturity. This higher contingent fixed return is associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive any positive return on the securities and the risk that you may lose some, and possibly up to 80%, of the original offering price per security at maturity. The volatility of the Market Measures and the correlation among the Market Measures are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of a Market Measure, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Market Measures tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Market Measures or lower expected correlation among the Market Measures as of the pricing date may result in a higher contingent fixed return, but it also represents a greater expected likelihood as of the pricing date that the ending value of at least one Market Measure will be less than its threshold value, such that you will lose some, and possibly up to 80%, of the original offering price per security at maturity. In general, the higher the contingent fixed return is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive any positive return on the securities and that you will lose some, and possibly up to 80%, of the original offering price per security at maturity.

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any Market Measure or the securities included in any Market Measure for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

Holders Of The Securities Have Limited Rights Of Acceleration.

Payment of principal on the securities may be accelerated only in the case of payment defaults that continue for a period of 30 days or certain events of bankruptcy or insolvency, whether voluntary or involuntary. If you purchase the securities, you will have no right to accelerate the payment of principal on the securities if we fail in the performance of any of our obligations under the securities, other than the obligations to pay principal and interest on the securities. See “Description of Notes—Events of Default and Covenant Breaches” in the accompanying prospectus supplement.

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If We Convey, Transfer Or Lease All Or Substantially All Of Our Assets To One Or More Of Our Subsidiaries.

Under the indenture, we may convey, transfer or lease all or substantially all of our assets to one or more of our subsidiaries. In that event, third-party creditors of our subsidiaries would have additional assets from which to recover on their claims while holders of the securities would be structurally subordinated to creditors of our subsidiaries with respect to such assets. See “Description of Notes—Consolidation, Merger or Sale” in the accompanying prospectus supplement.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact

PRS-12

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Securities—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Estimated Value of the Securities—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of each Market Measure, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

●	Performance of the Market Measures. The value of the securities prior to maturity will depend substantially on the then-current value of each Market Measure. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the lowest performing Market Measure at such time is less than, equal to or not sufficiently above its starting value or its threshold value.
●	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.
●	Volatility Of The Market Measures. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Market Measures changes.
●	Correlation Among The Market Measures. Correlation refers to the extent to which the values of the Market Measures tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among the Market Measures may be positive, zero or negative. The value of the securities is likely to decrease if the correlation among the Market Measures decreases.
●	Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current values of the Market Measures. This difference will most likely reflect a discount due to expectations and uncertainty concerning the values of the Market Measures during the period of time still

PRS-13

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

remaining to the stated maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that would be payable at maturity based on the then-current values of the Market Measures.

●	Dividend Yields On The Market Measures. The value of the securities may be affected by the dividend yields on the Funds or the securities included in the Market Measures (the amount of such dividends may influence the closing value of the Market Measures).
●	Currency Exchange Rates. Since each Fund includes securities quoted in one or more foreign currencies and the closing value of each Fund is based on the U.S. dollar value of such securities, the value of the securities may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.
●	Volatility Of Currency Exchange Rates. Since the level of the EURO STOXX 50 Index is based on the value of its component stocks as expressed in a foreign currency, the value of the securities may be affected if the volatility of the exchange rate between the U.S. dollar and that foreign currency changes.
●	Correlation Between Currency Exchange Rates And The EURO STOXX 50 Index. Since the level of the EURO STOXX 50 Index is based on the value of its component stocks as expressed in a foreign currency, the value of the securities may be affected by changes in the correlation between the exchange rate between the U.S. dollar and that foreign currency and the EURO STOXX 50 Index.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of any or all of the Market Measures. Because numerous factors are expected to affect the value of the securities, changes in the value of the Market Measures may not result in a comparable change in the value of the securities. We anticipate that the value of the securities will always be at a discount to the original offering price plus the contingent fixed return.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Historical Values Of The Market Measures Should Not Be Taken As An Indication Of The Future Performance Of The Market Measures During The Term Of The Securities.

The trading prices of the securities included in the Indices and the trading prices of the shares of the Funds will determine the closing values of the Market Measures and, therefore, the maturity payment amount. As a result, it is impossible to predict whether the closing values of the Market Measures will fall or rise compared to their respective starting values. Trading prices of the securities included in the Indices and of the shares of the Funds will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities, the Funds and the securities comprising the Funds are traded and the values of those securities, the Funds and the securities comprising the Funds. Accordingly, any historical values of the Market Measures do not provide an indication of the future performance of the Market Measures.

Changes That Affect An Index May Adversely Affect The Value Of The Securities And The Maturity Payment Amount.

The policies of a sponsor of an Index (an “index sponsor”) concerning the calculation of the relevant Index and the addition, deletion or substitution of securities comprising such Index and the manner in which an index sponsor takes account of certain changes affecting such securities may affect the value of such Index and, therefore, may affect the value of the securities and the maturity payment amount. An index sponsor may discontinue or suspend calculation or dissemination of the relevant Index or materially alter the methodology by which it calculates such Index. Any such actions could adversely affect the value of the securities.

Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And The Maturity Payment Amount.

The policies of the sponsor of a Fund (a “fund sponsor”) concerning the calculation of such Fund’s net asset value, additions, deletions or substitutions of securities in such Fund and the manner in which changes in its fund underlying index are reflected in such Fund, and changes in those policies, could affect the closing price of the shares of such Fund and, therefore, may affect the value of the securities and the maturity payment amount. Similarly, the policies of the sponsor of a fund underlying index (a “fund underlying index sponsor”) concerning the calculation of such fund underlying index and the addition, deletion or substitution of securities comprising such fund underlying index and the manner in which such fund underlying index sponsor takes account of certain changes affecting such

PRS-14

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

securities may affect the level of such fund underlying index and the closing price of the shares of the related Fund and, therefore, may affect the value of the securities and the maturity payment amount. A fund underlying index sponsor may also discontinue or suspend calculation or dissemination of such fund underlying index or materially alter the methodology by which it calculates such fund underlying index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Market Measures Or The Fund Underlying Indices.

Actions by any company whose securities are included in a Market Measure or in a fund underlying index may have an adverse effect on the price of its security, the ending value of such Market Measure and the value of the securities. We are one of the companies currently included in the S&P 500 Index, but we are not affiliated with any of the other companies included in the Market Measures or the fund underlying indices. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With Sponsors Of The Market Measures Or The Fund Underlying Indices And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any index sponsor, fund sponsor or fund underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Market Measure or fund underlying index. We have derived the information about the sponsors, the Market Measures and the fund underlying indices contained in this pricing supplement and the accompanying market measure supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the Market Measures, the fund underlying indices and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the Russell 2000 Index are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the Russell 2000 Index may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets.

Each of the EURO STOXX 50 Index, the iShares MSCI EAFE ETF and the iShares MSCI Emerging Markets ETF include the securiites of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

PRS-15

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

In addition, the iShares MSCI Emerging Markets ETF includes companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The securities included in the EURO STOXX 50 Index, the iShares MSCI EAFE ETF and the iShares MSCI Emerging Markets ETF may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing values of such Market Measures which could, in turn, adversely affect the value of the securities.

Exchange Rate Movements May Impact The Value Of The Securities.

The securities will be denominated in U.S. dollars. Since the value of securities included in each of the iShares MSCI EAFE ETF and the iShares MSCI Emerging Markets ETF is quoted in a currency other than U.S. dollars and, as per such Market Measures, is converted into U.S. dollars, the amount payable on the securities on the maturity date will depend in part on the relevant exchange rates.

An Investment Linked To The Shares Of The Funds Is Different From An Investment Linked To The Fund Underlying Indices.

The performance of the shares of a Fund may not exactly replicate the performance of the related fund underlying index because such Fund may not invest in all of the securities included in the related fund underlying index and because such Fund will reflect transaction costs and fees that are not included in the calculation of the related fund underlying index. A Fund may also hold securities or derivative financial instruments not included in the related fund underlying index. It is also possible that a Fund may not fully replicate the performance of its fund underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a Fund may differ from the net asset value per share of such Fund. As a result, the performance of a Fund may not correlate perfectly with the performance of the related fund underlying index, and the return on the securities based on the performance of the Funds will not be the same as the return on securities based on the performance of the related fund underlying indices.

There Are Risks Associated With The Funds.

Although the shares of the Funds are listed for trading on a United States securities exchange and a number of similar products have been traded on such exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Fund or that there will be liquidity in the trading market.

In addition, the Funds are subject to management risk, which is the risk that a fund sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, a fund sponsor may elect to invest certain of its assets in shares of equity securities that are not included in the related fund underlying index. The Funds are also not actively managed and may be affected by a general decline in market segments relating to the fund underlying indices. Further, the fund sponsors invest in securities included in, or representative of, the applicable fund underlying index regardless of their investment merits, and the fund sponsors do not attempt to take defensive positions in declining markets.

Further, under continuous listing standards adopted by the relevant securities exchange, each Fund will be required to confirm on an ongoing basis that the securities included in its fund underlying index satisfy the applicable listing requirements. In the event that a fund underlying index does not comply with the applicable listing requirements, the applicable Fund would be required to rectify such non-compliance by requesting that the applicable fund underlying index sponsor modify such fund underlying index, transitioning to a new fund underlying index or obtaining relief from the SEC. There can be no assurance that a fund underlying index sponsor would modify such fund underlying index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in a Fund being delisted. If a Fund were delisted, the calculation agent would select a successor fund or, if no successor fund is available, would determine the fund closing price of such Fund on any date of determination.

These risks may adversely affect the price of the shares of the Funds and, consequently, the value of the securities.

You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Funds.

You will not become a holder of shares of the Funds or a holder of securities included in the fund underlying indices as a result of owning a security. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. You will have no right to receive delivery of any shares or securities at maturity.

PRS-16

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Anti-dilution Adjustments Relating To The Shares Of The Funds Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing prices of the Funds. The adjustment factor for a Fund will be adjusted by the calculation agent for certain events affecting the shares of such Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day with respect to a Market Measure will be postponed if the originally scheduled calculation day is not a trading day with respect to any Market Measure or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Market Measure on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last calculation day as postponed.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

●	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the ending value of each Market Measure and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a Market Measure on the scheduled calculation day, which may result in postponement of the calculation day with respect to that Market Measure; determining the ending value of a Market Measure if the calculation day is postponed with respect to that Market Measure to the last day to which it may be postponed and a market disruption event occurs with respect to that Market Measure on that day; adjusting the adjustment factor for a Fund and other terms of the securities in certain circumstances; if an Index is discontinued, selecting a successor equity index or, if no successor equity index is available, determining the ending value of such Index; if a Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the ending value of such Fund; and determining whether to adjust the ending value of a Market Measure on the calculation day in the event of certain changes in or modifications to such Market Measure. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.
●	The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.
●	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the Market Measures. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on a Market Measure or the companies whose securities are included in a Market Measure. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Market Measures or the companies whose securities are included in a Market Measure could adversely affect the value of the applicable Market Measure and, therefore, could adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Market Measures from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Market Measures or the companies whose securities are included in a Market Measure published on or prior to the pricing date could result in an increase in the values of the Market Measures on the pricing date, which would adversely affect investors in the securities by increasing the value at which each Market Measure must close on the calculation day in order for investors in the securities to receive a favorable return.
●	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in a Market Measure may adversely affect the value of such Market Measure. Our

PRS-17

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in a Market Measure, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the value of such Market Measure and, therefore, could adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in a Market Measure. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

●	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Market Measures. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of a Fund, securities included in a Market Measure or listed or over-the-counter derivative or synthetic instruments related to the Market Measures or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of a Fund, any of the securities included in a Market Measure, or derivative or synthetic instruments related to the Market Measures or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities included in the Market Measures. These hedging activities could potentially adversely affect the values of the Market Measures and, therefore, could adversely affect the value of and your return on the securities.
●	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Market Measures. Our affiliates or any participating dealer or its affiliates may engage in trading in shares of a Fund or the securities included in a Market Measure and other instruments relating to the Market Measures or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the values of the Market Measures and, therefore, could adversely affect the value of and your return on the securities.
●	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession for the sale of the securities to you, this projected hedging profit will be in addition to the concession, creating a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Even if the treatment of the securities as prepaid derivative contracts that are “open transactions” is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Tax Considerations.”

Furthermore, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued prior to January 1, 2021 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m). If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-18

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Hypothetical Returns

The following table illustrates, for a hypothetical contingent fixed return of 19.00% or $190.00 per security (the minimum contingent fixed return that may be determined on the pricing date) and a range of hypothetical market measure performances of the lowest performing Market Measure:

•	the hypothetical maturity payment amount payable at stated maturity per security;
•	the hypothetical total pre-tax rate of return; and
•	the hypothetical pre-tax annualized rate of return.

Hypothetical market measure performance of the lowest performing Market Measure(1)	Hypothetical maturity payment amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(2)
75.00%	$1,190.00	19.00%	8.85%
50.00%	$1,190.00	19.00%	8.85%
40.00%	$1,190.00	19.00%	8.85%
20.00%	$1,190.00	19.00%	8.85%
10.00%	$1,190.00	19.00%	8.85%
5.00%	$1,190.00	19.00%	8.85%
0.00%	$1,190.00	19.00%	8.85%
-5.00%	$1,190.00	19.00%	8.85%
-10.00%	$1,190.00	19.00%	8.85%
-20.00%	$1,190.00	19.00%	8.85%
-21.00%	$990.00	-1.00%	-0.50%
-30.00%	$900.00	-10.00%	-5.18%
-40.00%	$800.00	-20.00%	-10.81%
-50.00%	$700.00	-30.00%	-16.99%
-75.00%	$450.00	-55.00%	-36.06%
-100.00%	$200.00	-80.00%	-66.03%

(1)	The market measure performance of the lowest performing Market Measure is equal to the percentage change from its starting value to its ending value (i.e., ending value minus starting value, divided by starting value).
(2)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual contingent fixed return and the actual market measure performance of the lowest performing Market Measure. The performance of the better performing Market Measures is not relevant to your return on the securities.

PRS-19

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations, reflecting a hypothetical contingent fixed return of 19.00% or $190.00 per security (the minimum contingent fixed return that may be determined on the pricing date) and assuming the hypothetical starting values and ending values for each Market Measure as indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value or threshold value. The hypothetical starting value of 100.00 for each Market Measure has been chosen for illustrative purposes only and does not represent the actual starting value for any Market Measure. The actual starting value and threshold value for each Market Measure will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the Market Measures, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. Maturity payment amount is greater than the original offering price and reflects a return equal to the contingent fixed return, which is greater than the percentage increase in the closing value of the lowest performing Market Measure from its hypothetical starting value to its hypothetical ending value:

	Russell 2000 Index	S&P 500 Index	EURO STOXX 50 Index	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF
Hypothetical starting value:	100.00	100.00	100.00	$100.00	$100.00
Hypothetical ending value:	130.00	110.00	125.00	$115.00	$135.00
Hypothetical threshold value:	80.00	80.00	80.00	$80.00	$80.00
Hypothetical market measure performance (ending value – starting value)/starting value:	30.00%	10.00%	25.00%	15.00%	35.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure.

In this example, the S&P 500 Index has the lowest market measure performance and is, therefore, the lowest performing Market Measure.

Step 2: Determine the maturity payment amount based on the market measure performance of the lowest performing Market Measure.

Because the hypothetical ending value of the lowest performing Market Measure is greater than its hypothetical starting value, the maturity payment amount per security would be equal to the original offering price of $1,000 plus the contingent fixed return.

 On the stated maturity date, you would receive $1,190.00 per security.

PRS-20

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Example 2. Maturity payment amount is greater than the original offering price and reflects a return equal to the contingent fixed return, which is less than the percentage increase in the closing value of the lowest performing Market Measure from its hypothetical starting value to its hypothetical ending value:

	Russell 2000 Index	S&P 500 Index	EURO STOXX 50 Index	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF
Hypothetical starting value:	100.00	100.00	100.00	$100.00	$100.00
Hypothetical ending value:	135.00	130.00	140.00	$125.00	$145.00
Hypothetical threshold value:	80.00	80.00	80.00	$80.00	$80.00
Hypothetical market measure performance (ending value – starting value)/starting value:	35.00%	30.00%	40.00%	25.00%	45.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure.

In this example, the iShares MSCI EAFE ETF has the lowest market measure performance and is, therefore, the lowest performing Market Measure.

Step 2: Determine the maturity payment amount based on the market measure performance of the lowest performing Market Measure.

Because the hypothetical ending value of the lowest performing Market Measure is greater than its hypothetical starting value, the maturity payment amount per security would be equal to the original offering price of $1,000 plus the contingent fixed return. Even though the lowest performing Market Measure increased by 25% from its starting value to its ending value in this example, your return is limited to the contingent fixed return of 19.00%.

On the stated maturity date, you would receive $1,190.00 per security.

Example 3. Maturity payment amount reflects a return equal to the contingent fixed return even though the hypothetical ending value of the lowest performing Market Measure is less than its hypothetical starting value:

	Russell 2000 Index	S&P 500 Index	EURO STOXX 50 Index	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF
Hypothetical starting value:	100.00	100.00	100.00	$100.00	$100.00
Hypothetical ending value:	110.00	130.00	95.00	$105.00	$115.00
Hypothetical threshold value:	80.00	80.00	80.00	$80.00	$80.00
Hypothetical market measure performance (ending value – starting value)/starting value:	10.00%	30.00%	-5.00%	5.00%	15.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure.

In this example, the EURO STOXX 50 Index has the lowest market measure performance and is, therefore, the lowest performing Market Measure.

Step 2: Determine the maturity payment amount based on the market measure performance of the lowest performing Market Measure.

Because the hypothetical ending value of the lowest performing Market Measure is less than its hypothetical starting value, but not by more than 20%, the maturity payment amount per security would be equal to the original offering price of $1,000 plus the contingent fixed return. Although though the lowest performing Market Measure decreased by 5% from its starting value to its ending value in this example, because the lowest performing Market Measure has not decreased by more than 20%, you receive the contingent fixed return of 19.00%.

On the stated maturity date, you would receive $1,190.00 per security.

PRS-21

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Example 4. Maturity payment amount is less than the original offering price:

	Russell 2000 Index	S&P 500 Index	EURO STOXX 50 Index	iShares MSCI EAFE ETF	iShares MSCI Emerging Markets ETF
Hypothetical starting value:	100.00	100.00	100.00	$100.00	$100.00
Hypothetical ending value:	50.00	105.00	120.00	$110.00	$105.00
Hypothetical threshold value:	80.00	80.00	80.00	$80.00	$80.00
Hypothetical market measure performance (ending value – starting value)/starting value:	-50.00%	5.00%	20.00%	10.00%	5.00%

Step 1: Determine which Market Measure is the lowest performing Market Measure.

In this example, the Russell 2000 Index has the lowest market measure performance and is, therefore, the lowest performing Market Measure.

Step 2: Determine the maturity payment amount based on the market measure performance of the lowest performing Market Measure.

Since the hypothetical ending value of the lowest performing Market Measure is less than its hypothetical starting value by more than 20%, you would lose a portion of the original offering price of your securities and receive a maturity payment amount equal to:

$1,000 + [$1,000 ×(market measure performance of lowest performing Market Measure + buffer amount)]

$1,000 + [$1,000 × (-50.00% + 20%)] = $700.00

On the stated maturity date, you would receive $700.00 per security. As this example illustrates, if any Market Measure depreciates by more than 20% from its starting value to its ending value, you will incur a loss on the securities at maturity, even if the other Market Measures have appreciated or have not declined below their threshold value.

To the extent that the starting value, threshold value and ending value of the lowest performing Market Measure or the contingent fixed return differ from the values assumed above, the results indicated above would be different.

PRS-22

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series S,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to the S&P 500 Index or the Russell 2000 Index means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to the EURO STOXX 50 Index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to the publish the level of the EURO STOXX 50 Index and (ii) each related futures or options exchange with respect to the EURO STOXX 50 Index is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Index.

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.

The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the maturity payment amount you receive at stated maturity. In addition, the calculation agent will, among other things:

●	determine whether a market disruption event has occurred;
●	determine the closing values of the Market Measures under certain circumstances;
●	determine if adjustments are required to the closing value of a Market Measure under various circumstances;
●	if publication of an Index is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing value of that Index; and
●	if a Fund undergoes a liquidation event, select a successor fund or, if no successor fund is available, determine the fund closing price of such Fund.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to the S&P 500 Index or the Russell 2000 Index means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at

PRS-23

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.
(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.
(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.
(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any related futures or options exchange with respect to such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.
(F)	The relevant stock exchange for any security underlying such Index or successor equity index or any related futures or options exchange with respect to such Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the S&P 500 Index or the Russell 2000 Index:

(1)	the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such Index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the market disruption event;
(2)	the “close of trading” on any trading day for such Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;
(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and
(4)	an “exchange business day” means any trading day for such Index or any successor equity index on which each relevant stock exchange for the securities underlying such Index or any successor equity index and each related futures or options exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to the EURO STOXX 50 Index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)	Any of the following events occurs or exists with respect to any security included in such Index or any successor equity index, and the aggregate of all securities included in such Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Index or successor equity index:

PRS-24

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

●

a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

●

any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

●

the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such Index or any successor equity index:
●	a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;
●	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or
●	the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.
(C)	The relevant index sponsor fails to publish the level of such Index or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Index or successor equity Index and no successor index being available).
(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the EURO STOXX 50 Index:

(1)	the relevant percentage contribution of a security included in such Index or any successor equity index to the level of such Index will be based on a comparison of (x) the portion of the level of such index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;
(2)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and
(3)	an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” means, with respect to a Fund, any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

PRS-25

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.
(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.
(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.
(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.
(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and

(2)        the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to a Market Measure on the calculation day, then the calculation day for such Market Measure will be postponed to the first succeeding trading day for such Market Measure on which a market disruption event for such Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Market Measure after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Market Measure. If the calculation day has been postponed eight trading days for a Market Measure after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Market Measure on such eighth trading day, the calculation agent will determine the closing value of such Market Measure on such eighth trading day (i) in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (a) with respect to the S&P 500 Index or the Russell 2000 Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to the EURO STOXX 50 Index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index and (ii) in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date. As used in clause (i) of the immediately preceding sentence, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to the S&P 500 Index or the Russell 2000 Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to the EURO STOXX 50 Index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor. Notwithstanding the postponement of the calculation day for a Market Measure due to a market disruption event with respect to such Market Measure on the calculation day, the originally scheduled calculation day will remain the calculation day for any Market Measure not affected by a market disruption event on such day.

PRS-26

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Adjustments to an Index

If at any time the method of calculating an Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if an Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of an Index

If a sponsor or publisher of an Index (each, an “index sponsor”) discontinues publication of an Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity and calculate the ending value of such Index as described above. Upon any selection by the calculation agent of a successor equity index, Wells Fargo will cause notice to be given to holders of the securities.

In the event that an index sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, the calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on the calculation day an index sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Index, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, an Index may adversely affect the value of the securities.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the calculation day for such Fund.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities.  In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities.  All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result.  In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any

PRS-27

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor for such Fund plus the product of the prior adjustment factor for such Fund and the number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

 (1)

“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent  determines, in its sole discretion, is extraordinary or special; and

 (2)

“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal  the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that  is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such Fund or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s

PRS-28

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

notification of that determination to the trustee and Wells Fargo, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which a fund underlying index sponsor discontinues publication of the relevant fund underlying index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for a Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund, or the related fund underlying index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Fund and the maturity payment amount with reference to such adjusted closing price of such Fund or such successor fund, as applicable.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein. The maturity payment amount will be calculated as though the date of acceleration were the calculation day.

PRS-29

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

The Russell 2000® Index

The Russell 2000 Index is an equity index that is designed to track the performance of the small capitalization segment of the United States equity market. See “Description of Equity Indices—The Russell Indices” in the accompanying market measure supplement for additional information about the Russell 2000 Index.

In addition, information about the Russell 2000 Index may be obtained from other sources including, but not limited to, the Russell 2000 Index sponsor’s website (including information regarding the Russell 2000 Index’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Russell 2000 Index is accurate or complete.

Historical Information

We obtained the closing levels of the Russell 2000 Index in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Russell 2000 Index for the period from January 1, 2014 to January 18, 2019. The closing level on January 18, 2019 was 1482.501. The historical performance of the Russell 2000 Index should not be taken as an indication of the future performance of the Russell 2000 Index during the term of the securities.

“Russell 2000®” and “FTSE Russell” are trademarks of the London Stock Exchange Group companies, and have been licensed for use by us. The securities, based on the performance of the Russell 2000® Index, are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the securities.

PRS-30

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

The S&P 500® Index

The S&P 500 Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. Wells Fargo & Company is one of the companies currently included in the S&P 500 Index. See “Description of Equity Indices—The S&P Indices” in the accompanying market measure supplement for additional information about the S&P 500 Index.

In addition, information about the S&P 500 Index may be obtained from other sources including, but not limited to, the S&P 500 Index sponsor’s website (including information regarding the S&P 500 Index’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the S&P 500 Index is accurate or complete.

Historical Information

We obtained the closing levels of the S&P 500 Index in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the S&P 500 Index for the period from January 1, 2014 to January 18, 2019. The closing level on January 18, 2019 was 2670.71. The historical performance of the S&P 500 Index should not be taken as an indication of the future performance of the S&P 500 Index during the term of the securities.

The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Wells Fargo & Company (“WFC”). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC. The securities are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500 Index.

PRS-31

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

The EURO STOXX 50® Index

The EURO STOXX 50 Index is an equity index that is composed of 50 component stocks of sector leaders in 11 Eurozone countries and is intended to provide an indication of the pattern of common stock price movement in the Eurozone. See “Description of Equity Indices—The EURO STOXX 50® Index” in the accompanying market measure supplement for additional information about the EURO STOXX 50 Index.

In addition, information about the EURO STOXX 50 Index may be obtained from other sources including, but not limited to, the EURO STOXX 50 Index sponsor’s website (including information regarding (i) the EURO STOXX 50 Index’s top ten constituents and their respective weightings, (ii) the EURO STOXX 50 Index’s sector weightings and (iii) the EURO STOXX 50 Index’s country weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the EURO STOXX 50 Index is accurate or complete.

Historical Information

We obtained the closing levels of the EURO STOXX 50 Index in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the EURO STOXX 50 Index for the period from January 1, 2014 to January 18, 2019. The closing level on January 18, 2019 was 3134.92. The historical performance of the EURO STOXX 50 Index should not be taken as an indication of the future performance of the EURO STOXX 50 Index during the term of the securities.

The EURO STOXX 50® is the intellectual property (including registered trademarks) of STOXX Limited (“STOXX”), Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license.

PRS-32

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

The iShares® MSCI EAFE ETF

The iShares MSCI EAFE ETF is an exchange traded fund that seeks to track the MSCI EAFE Index, an equity index that is designed to measure equity performance in developed markets, excluding the United States and Canada. See “Description of Exchange Traded Funds—The iShares® MSCI EAFE ETF” in the accompanying market measure supplement for additional information about the iShares MSCI EAFE ETF.

In addition, information about the iShares MSCI EAFE ETF may be obtained from other sources, including, but not limited to, the iShares MSCI EAFE ETF sponsor’s website (including information regarding (a) the iShares MSCI EAFE ETF’s top ten constituents and their weightings; (b) returns of the iShares MSCI EAFE ETF and its underlying index for certain periods; and (c) the fees paid to the sponsor of the iShares MSCI EAFE ETF). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the iShares MSCI EAFE ETF is accurate or complete.

Historical Information

We obtained the closing prices of the iShares MSCI EAFE ETF in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the iShares MSCI EAFE ETF for the period from January 1, 2014 to January 18, 2019. The closing price on January 18, 2019 was $62.08. The historical performance of the iShares MSCI EAFE ETF should not be taken as an indication of the future performance of the iShares MSCI EAFE ETF during the term of the securities.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold or promoted by BTC, its affiliate, BlackRock Fund Advisors (“BFA”) or iShares, Inc. None of BTC, BFA or iShares, Inc. makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of BTC, BFA or iShares, Inc. will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the iShares® MSCI EAFE ETF.

PRS-33

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

The iShares® MSCI Emerging Markets ETF

The iShares MSCI Emerging Markets ETF is an exchange traded fund that seeks to track the MSCI Emerging Markets Index, an equity index that is designed to measure equity market performance in global emerging markets. See “Description of Exchange Traded Funds—The iShares® MSCI Emerging Markets ETF” in the accompanying market measure supplement for additional information about the iShares MSCI Emerging Markets ETF.

In addition, information about the iShares MSCI Emerging Markets ETF may be obtained from other sources, including, but not limited to, the iShares MSCI Emerging Markets ETF sponsor’s website (including information regarding (a) the iShares MSCI Emerging Markets ETF’s top ten constituents and their weightings; (b) returns of the iShares MSCI Emerging Markets ETF and its underlying index for certain periods; and (c) the fees paid to the sponsor of the iShares MSCI Emerging Markets ETF). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the iShares MSCI Emerging Markets ETF is accurate or complete.

Historical Information

We obtained the closing prices of the iShares MSCI Emerging Markets ETF in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing prices of the iShares MSCI Emerging Markets ETF for the period from January 1, 2014 to January 18, 2019. The closing price on January 18, 2019 was $41.55. The historical performance of the iShares MSCI Emerging Markets ETF should not be taken as an indication of the future performance of the iShares MSCI Emerging Markets ETF during the term of the securities.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold or promoted by BTC, its affiliate, BlackRock Fund Advisors (“BFA”) or iShares, Inc. None of BTC, BFA or iShares, Inc. makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of BTC, BFA or iShares, Inc. will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the iShares® MSCI Emerging Markets ETF.

PRS-34

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

●	PTCE 96-23, for specified transactions determined by in-house asset managers;
●	PTCE 95-60, for specified transactions involving insurance company general accounts;
●	PTCE 91-38, for specified transactions involving bank collective investment funds;
●	PTCE 90-1, for specified transactions involving insurance company separate accounts; and
●	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

●	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or
●	the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

PRS-35

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Each purchaser or holder of the securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)

our interests may be adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-36

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the securities is sold to the public, and hold the security as a capital asset within the meaning of Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are an investor subject to special rules, such as:

●	a financial institution;
●	a “regulated investment company”;
●	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;
●	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;
●	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;
●	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or
●	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

We will not attempt to ascertain whether any of the issuers of the underlying stocks of the Indices (the “underlying stocks”) or any of the Funds is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any of the issuers of the underlying stocks or the Funds were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a non-U.S. holder (as defined below) and in the case of a PFIC if you are a U.S. holder (as defined below), upon the sale, exchange or other disposition of the securities. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the underlying stocks or by the Funds and consult your tax adviser regarding the possible consequences to you if any of the issuers of the underlying stocks or the Funds is or becomes a USRPHC or PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, any alternative minimum tax consequences, the potential application of the Medicare tax on investment income or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

In the opinion of our counsel, Davis Polk & Wardwell LLP, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described below. Moreover, our tax counsel’s opinion is based on market conditions as of the date of this pricing supplement and is subject to confirmation in the final pricing supplement. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an

PRS-37

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

investment in the securities. Unless otherwise indicated, the following discussion is based on the treatment of the securities as prepaid derivative contracts that are “open transactions.”

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;
●	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
●	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not be required to recognize income over the term of the securities prior to maturity, other than pursuant to a sale, exchange or retirement as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. Your tax basis in the securities should equal the amount you paid to acquire them. Subject to the discussion in the next paragraph and the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, this gain or loss should be long-term capital gain or loss if at the time of the sale, exchange or retirement you held the securities for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to certain limitations.

It is possible that a portion of the proceeds you receive on the sale or exchange of a security equal to the Buffer Amount could be treated as a separate item of ordinary income rather than as part of the amount realized on the disposition of the security. Our counsel believes that it is more likely than not that such amounts will be treated as part of the amount realized on the disposition of the security.

Potential Application of Section 1260 of the Code. There is a risk that your purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code, with respect to shares of the Funds. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority under Section 1260, our counsel is not able to opine as to whether or how Section 1260 applies to the securities, including how the “net underlying long-term capital gain” should be computed if Section 1260 does apply. You should consult your tax adviser regarding the potential application of the “constructive ownership” rule.

Possible Alternative Tax Treatments of an Investment in the Securities

Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that case, regardless of your method of tax accounting for U.S. federal income tax purposes, you generally would be required to accrue income based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, in each year that you held the securities, even though we are not required to make any payment with respect to the securities prior to maturity. In addition, any gain on the sale, exchange or retirement of the securities would be treated as ordinary income.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

PRS-38

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

●	an individual who is classified as a nonresident alien;
●	a foreign corporation; or
●	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Sale, Exchange or Retirement of the Securities. Subject to the possible application of Section 897 of the Code and the discussion below regarding Section 871(m), you generally should not be subject to U.S. federal income or withholding tax in respect of amounts paid to you, provided that income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a U.S. trade or business, and if income from the securities is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. If you are such a holder and you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Tax Consequences Under Possible Alternative Treatments. If all or any portion of a security were recharacterized as a debt instrument, subject to the possible application of Section 897 of the Code and the discussions below regarding FATCA and Section 871(m), any payment made to you with respect to the security generally should not be subject to U.S. federal withholding or income tax, provided that: (i) income or gain in respect of the security is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 certifying under penalties of perjury that you are not a United States person.

Other U.S. federal income tax treatments of the securities are also possible. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which income with respect to instruments such as the securities should be subject to U.S. withholding tax. While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the withholding tax consequences of an investment in the securities, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the issues presented by the notice.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2021 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time. Non-U.S. holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

PRS-39

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income. While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as paying U.S.-source interest or dividends, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. If the securities were treated as debt instruments or as subject to Section 871(m), the withholding regime under FATCA would apply to the securities. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-40